Exhibit 99.1

AMSC Reports Fourth Quarter and

Fiscal Year 2011 Financial Results

Company exceeds financial guidance and

announces new $10 million financing

Devens, MA – June 6, 2012 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and grid leaders, today reported financial results for its fourth quarter and full year fiscal 2011 ended March 31, 2012.

Revenues for the fourth quarter of fiscal 2011 were $28.6 million. This compares with $59.8 million for the fourth quarter of fiscal 2010 and $18.1 million for the third quarter of fiscal 2011. The year-over-year decline is due primarily to a lack of revenue from AMSC’s former customer, Sinovel Wind Group Co., Ltd. (Sinovel), while the quarter-over-quarter increase was driven by growth in the company’s Wind and Grid reporting segments.

AMSC reported a net loss for the fourth fiscal quarter of $21.2 million, or $0.42 per share. For the fourth quarter of fiscal year 2010, AMSC reported a net loss of $185.1 million, or $3.67 per share, which included $155.3 million in aggregate one-time asset write-downs, impairments and accrued charges. AMSC reported a net loss of $26.3 million, or $0.52 per share, for the third quarter of fiscal year 2011.

The company’s non-GAAP net loss for the fourth quarter of fiscal 2011 was $15.1 million, or $0.30 per share. This compares with a non-GAAP net loss of $26.1 million, or $0.52 per diluted share, for the fourth quarter of fiscal 2010 and a non-GAAP net loss of $17.5 million, or $0.34 per share, for the third quarter of fiscal year 2011. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for the full year fiscal 2011 were $76.5 million, which compares with $286.6 million for full year fiscal 2010. The year-over-year decline is due primarily to a lack of revenue from Sinovel. AMSC reported a net loss for full year fiscal 2011 of $136.8 million, or $2.69 per share. For fiscal year 2010, AMSC reported a net loss of $186.3 million, or $3.95 per share. The company’s non-GAAP net loss for full year fiscal 2011 was $85.5 million, or $1.68 per share. This compares with a non-GAAP net loss of $12.8 million, or $0.27 per diluted share, for fiscal year 2010.

AMSC’s cash, cash equivalents, marketable securities and restricted cash at March 31, 2012 totaled $66.2 million, well above the company’s $50 million forecast. This compares with $75.5 million as of December 31, 2011. Subsequent to March 31, 2012, AMSC raised an aggregate of $35 million in gross proceeds through the issuance of $25 million of 7% Senior Convertible Notes and a $10 million senior secured term loan (see details below).

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The company’s total backlog as of March 31, 2012 was approximately $291 million. This compares with approximately $300 million as of December 31, 2011. Approximately one-third of AMSC’s backlog on March 31, 2012 was scheduled to be delivered in fiscal year 2012.

“I am proud of the resiliency and resolve that we demonstrated throughout fiscal year 2011,” said AMSC President and Chief Executive Officer Daniel P. McGahn. “We restructured our business, diversified our revenue streams and significantly reduced our cost structure. Our fourth fiscal quarter proved to be a culmination of these efforts as we exceeded all of our financial objectives and maintained a healthy backlog. Now, with fiscal 2011 behind us and a bolstered balance sheet in place, we are focused on driving year-over-year growth, enhancing our gross margin and booking orders for shipment in late fiscal 2012 and early fiscal 2013.”

Further Strengthening Liquidity

AMSC announced today that, on June 5, 2012, it entered into a $10 million loan and security agreement with Hercules Technology Growth Capital. The company plans to pay interest only starting July 1, 2012 until November 1, 2012. At that time, AMSC plans to begin to repay the loan in equal monthly installments until maturity on December 1, 2014. The loan carries an interest rate of 11%, which will adjust upward if the prime rate increases by more than 50 basis points over the life of the loan. Upon prepayment in full or at maturity, AMSC will pay a success fee of $500,000. In addition, Hercules received warrants to purchase 139,276 shares of common stock at an exercise price of $3.59 per share. The warrants are immediately exercisable and expire on December 5, 2017. This loan follows a financing that AMSC completed in early April, which provided the company with $25 million in gross proceeds and an option for an additional $15 million in proceeds subject to certain conditions. For more information about the loan and security agreement, please refer to AMSC’s filing on Form 8-K today.

Looking Forward

“We expect fiscal year 2012 to be a period of continued progress at AMSC,” said McGahn. “AMSC is well positioned with a highly skilled global team and a set of solutions that allow our partners and customers to deliver smarter, cleaner … better energy. We believe these competencies and relationships provide the foundation we require to continue growing the business year over year, expanding our regional reach and working toward sustainable profitability.”

For the quarter ending June 30, 2012, AMSC expects that its revenues will exceed $26 million. AMSC expects that its net loss for the first quarter of fiscal 2012 will be less than $10 million, or $0.19 per share, which includes a benefit of approximately $7 million for the settlement of adverse purchase commitments with certain vendors. AMSC expects that its non-GAAP net loss for the first fiscal quarter will be less than $13 million, or $0.25 per share. AMSC estimates that it will have approximately $85 million in cash, cash equivalents, marketable securities and restricted cash on June 30, 2012.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the company’s results and its business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 719-325-2104 and using conference ID 5408896.

About AMSC (NASDAQ: AMSC)

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AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy. Through its Windtec™ Solutions, AMSC enables manufacturers to launch best-in-class wind turbines quickly, effectively and profitably. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The company’s solutions are now powering gigawatts of renewable energy globally and enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec and Gridtec are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Any statements in this release about future expectations, plans and prospects for the company, including without limitation our prospects for future growth, expectations regarding the sufficiency of our existing cash balance, expectations regarding future financial results and liquidity and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: our success in addressing the wind energy market is dependent on the manufacturers that license our designs; we may not realize all of the sales expected from our backlog of orders and contracts; our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; we rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; many of our revenue opportunities are dependent upon subcontractors and other business collaborators; if we fail to implement our business strategy successfully, our financial performance could be harmed; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government—the continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; we may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; many of our customers outside of the United States are, either directly or indirectly, related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; we have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; we have a history of operating losses, and we may incur additional losses in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; we may require additional funding in the future and may be unable to raise capital when needed; our new debt obligations include certain covenants and other events of default—should we not comply with the covenants or incur an event of default, we may be required to repay our debt obligations in cash, which could have an adverse effect on our liquidity; we have recorded a liability for adverse purchase commitments with certain of our vendors—should we be required to settle these liabilities in cash, our liquidity could be adversely affected; if we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; we may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; changes in exchange rates could adversely affect our results from operations; growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; we depend on sales to customers in China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of China; changes in China’s political, social, regulatory and economic environment may affect our financial performance; our products face intense competition, which could limit our ability to acquire or retain customers; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; adverse changes in domestic and global economic conditions could adversely affect our operating results; we may be unable to adequately prevent disclosure of trade secrets and other proprietary information; our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; the commercial uses of superconductor products are limited today, and a widespread commercial market for our products may not develop; there are a number of technological challenges that must be successfully addressed before our superconductor products can gain

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widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; we have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; we have filed a demand for arbitration and other lawsuits against our former largest customer, Sinovel, regarding amounts we contend are overdue—we cannot be certain as to the outcome of these proceedings; we have been named as a party to purported stockholder class actions and stockholder derivative complaints, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; our 7% convertible note contains warrants and provisions that could limit our ability to repay the note in shares of common stock and should the note be repaid in stock, shareholders could experience significant dilution; our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention. Reference is made to many of these factors and others in the “Risk Factors” section of the company’s most recent quarterly or annual report filed with the Securities and Exchange Commission. In addition, any forward-looking statements included in this release represent the company’s expectations as of the date of this release. While the company anticipates that subsequent events and developments may cause the company’s views to change, the company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this release.

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UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended March 31,		Year ended March 31,
	2012	2011	2012	2011
Revenues:
Wind	$16,804	$48,599	$44,642	$231,761
Grid	11,823	11,152	31,901	54,842

Total revenues	28,627	59,751	76,543	286,603

Cost of revenues	25,071	159,016	82,882	308,183

Gross profit	3,556	(99,265)	(6,339)	(21,580)

Operating expenses:
Research and development	5,932	8,908	27,271	32,517
Selling, general and administrative	17,165	25,662	72,118	72,382
Restructuring and impairments	795	49,955	9,188	49,955
Write-off of advance payment	—	—	20,551	—
Amortization of acquisition related intangibles	82	394	972	1,549

Total operating expenses	23,974	84,919	130,100	156,403

Operating loss	(20,418)	(184,184)	(136,439)	(177,983)

Interest income, net	11	281	243	830
Other income (expense), net	(577)	2,079	738	6,822

Loss before income tax expense	(20,984)	(181,824)	(135,458)	(170,331)

Income tax expense	184	3,311	1,369	15,953

Net loss	$(21,168)	$(185,135)	$(136,827)	$(186,284)

Net loss per common share
Basic	$(0.42)	$(3.67)	$(2.69)	$(3.95)

Diluted	$(0.42)	$(3.67)	$(2.69)	$(3.95)

Weighted average number of common shares outstanding
Basic	51,004	50,423	50,842	47,103

Diluted	51,004	50,423	50,842	47,103

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UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2012	March 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$46,279	$123,783
Marketable securities	5,304	116,126
Accounts receivable, net	18,999	15,259
Inventory	29,256	25,828
Prepaid expenses and other current assets	31,444	32,759
Restricted cash	12,086	5,566
Deferred tax assets	203	484

Total current assets	143,571	319,805

Property, plant and equipment, net	90,828	96,494
Intangibles, net	3,772	7,054
Restricted cash	2,540	—
Deferred tax assets	3,129	5,840
Other assets	11,216	12,016

Total assets	$255,056	$441,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$37,582	$90,273
Adverse purchase commitments	25,894	38,763
Deferred revenue	19,718	10,304
Deferred tax liabilities	3,129	5,840

Total current liabilities	86,323	145,180

Deferred revenue	1,558	2,181
Deferred tax liabilities	203	484
Other liabilities	2,093	509

Total liabilities	90,177	148,354

Stockholders’ equity:
Common stock	520	507
Additional paid-in capital	896,603	885,704
Treasury stock	(271)	—
Accumulated other comprehensive income	2,027	3,817
Accumulated deficit	(734,000)	(597,173)

Total stockholders’ equity	164,879	292,855

Total liabilities and stockholders’ equity	$255,056	$441,209

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UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended March 31,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(136,827)	$(186,284)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operations:
Depreciation and amortization	15,455	11,300
Stock-based compensation expense	9,864	13,443
Write-off of advanced payment to The Switch	20,551	—
Patent costs	4,917	—
Restructuring charges, net of payments	2,798	—
Impairment of goodwill	—	48,959
Impairment of long-lived and intangible assets	1,715	996
Provision for excess and obsolete inventory	4,357	63,882
Adverse purchase commitment losses (recoveries), net	(1,299)	38,763
Provision for doubtful accounts receivable	—	25
Write-off of prepaid taxes	—	5,905
Loss on minority interest investments	2,407	1,396
Deferred income taxes	—	3,660
Other non-cash items	771	949
Changes in operating asset and liability accounts:
Accounts receivable	(4,820)	63,175
Inventory	(7,528)	(51,942)
Prepaid expenses and other current assets	1,685	(15,428)
Accounts payable and accrued expenses	(64,148)	(222)
Deferred revenue	9,060	(21,398)

Net cash used in operating activities	(141,042)	(22,821)

Cash flows from investing activities:
Purchase of property, plant and equipment	(10,895)	(40,862)
Purchase of marketable securities	—	(157,905)
Proceeds from the maturity of marketable securities	110,117	104,830
Change in restricted cash	(9,093)	247
Purchase of intangible assets	(4,227)	(2,514)
Purchase of minority investments	(1,800)	(9,765)
Advance payment for planned acquisition	(20,551)	—
Change in other assets	(214)	1,136

Net cash provided by (used in) investing activities	63,337	(104,833)

Cash flows from financing activities:
Employee taxes paid related to net settlement of equity awards	(271)	—
Proceeds from debt	4,682	—
Repayment of debt	(4,682)	—
Proceeds from public equity offering, net	—	155,240
Proceeds from exercise of employee stock options and ESPP	328	7,818

Net cash provided by financing activities	57	163,058

Effect of exchange rate changes on cash and cash equivalents	144	785

Net (decrease) increase in cash and cash equivalents	(77,504)	36,189
Cash and cash equivalents at beginning of year	123,783	87,594

Cash and cash equivalents at end of year	$46,279	$123,783

AMSC Reports Q4 Results	Page 8

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three months ended March 31,		Year ended March 31,
	2012	2011	2012	2011
Net loss	$(21,168)	$(185,135)	$(136,827)	$(186,284)
Goodwill and long-lived asset impairment	—	49,955	—	49,955
Provision for excess and obsolete inventory	—	61,216	—	63,882
Adverse purchase commitments (recoveries) losses, net	(1,372)	38,763	(1,299)	38,763
Write-off of prepaid value added taxes	—	5,355	—	5,905
Stock-based compensation	2,167	3,338	9,864	13,412
Amortization of acquisition-related intangibles	82	394	972	1,549
Restructuring and impairment charges	795	—	9,188	—
Executive severance	—	—	2,066	—
Sinovel litigation	89	—	5,846	—
Margin on zero cost-basis accounting	(621)	—	(794)	—
Patent costs	4,917	—	4,917	—
Write-off of advance payment	—	—	20,551	—

Non-GAAP net loss	$(15,111)	$(26,114)	$(85,516)	$(12,818)

Non-GAAP loss per share	$(0.30)	$(0.52)	$(1.68)	$(0.27)

Weighted average diluted shares outstanding	51,004	50,423	50,842	47,103

RECONCILIATION OF FORECAST GAAP NET LOSS TO NON-GAAP NET LOSS

(In millions, except per share data)

Three months ending June 30, 2012
Net loss	$(10.0)
Amortization of acquisition-related intangibles	0.4
Stock-based compensation	2.2
Non-cash interest expense	1.4
Recovery of adverse purchase commitments	(7.0)

Non-GAAP net loss	$(13.0)

Non-GAAP net loss per share	$(0.25)

Shares outstanding	51.5

Note: Non-GAAP net income (loss) is defined by the company as net income (loss) before goodwill and long-lived asset impairment; provisions for excess and obsolete inventory; adverse purchase commitments (recoveries) losses, net; write-off of prepaid value-added taxes, patent costs and advance payments; stock-based compensation; amortization of acquisition-related intangibles; restructuring and impairment charges; executive severance; Sinovel litigation; margin on zero cost-basis accounting; non-cash interest expense and other unusual charges; and any tax effects related to these items. The company believes non-GAAP net income (loss) assists management and investors in comparing the company’s performance across reporting periods on a consistent basis by excluding these non-cash or non-recurring charges that it does not believe are indicative of its core operating performance. The company also regards non-GAAP net income (loss) as a useful measure of operating performance and cash flow to complement operating income, net income (loss) and other GAAP financial performance measures. In addition, the company uses non-GAAP net (loss) income as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

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Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income is set forth in the table above.

AMSC Contact:

Jason Fredette

Phone: 978-842-3177

Email: jason.fredette@amsc.com